Exhibit 99.1

Indivior Reports Third Quarter 2025 Financial Results and Raises Full-Year 2025 Financial Guidance

• Q3’25 Total Net Revenue of $314m, up 2% YOY; Q3’25 SUBLOCADE® Net Revenue of $219m, up 15% YOY

• Announces the Optimization of Rest of World (ROW) Business

• Discontinued the Sales and Marketing Support of OPVEE®

• Expect Annual Operating Expense Savings of at Least $150m in 2026

• On Track to Enter Phase II of the Indivior Action Agenda — Accelerate — January 1, 2026

• Conference Call Scheduled for Today at 8:00 A.M. Eastern

Richmond, VA, October 30, 2025 – Indivior PLC (Nasdaq: INDV) today reported its financial results for the third quarter ended September 30, 2025, and provided a business update.

“In the third quarter, we executed on Phase I of the Indivior Action Agenda, Generate Momentum, by growing SUBLOCADE® and simplifying the business,” said Joe Ciaffoni, Chief Executive Officer. “Commercial execution drove strong SUBLOCADE performance in the quarter, and we established our go-forward operating model that is expected to generate at least $150 million in annual operating expense savings beginning in 2026. We are on track to move into Phase II of the Indivior Action Agenda, Accelerate, and expect to deliver immediate accretion to the bottom line and improved cash generation beginning in January 2026.”

“Strong SUBLOCADE net revenue growth and SUBOXONE® Film price stability in the U.S. led us to raise our 2025 financial guidance,” said Ryan Preblick, Chief Financial Officer. “We now expect year-over-year total net revenue growth in 2025, with adjusted EBITDA expected to increase 15% year-over-year at the mid-point of our guidance ranges. The actions Indivior has taken to simplify the organization, including reducing headcount, consolidating our footprint, discontinuing commercial support of OPVEE®, optimizing the ROW business and plans to redomicile in the U.S., are expected to generate immediate accretion to adjusted EBITDA in 2026.”

Business Highlights:

•

Grew total SUBLOCADE Q3’25 net revenue to $219m, up 15% year-over-year and 5% versus Q2’25. Q3’25 U.S. SUBLOCADE net revenue increased 14% to $203m versus Q3’24 and 4% versus Q2’25. Growth was primarily driven by increased volume and gross-to-net benefits.

•

Launched national direct-to-consumer (DTC) campaign, “Move Forward in Recovery,” a new patient activation initiative anchored by a television advertisement designed to support Indivior’s top priority: SUBLOCADE growth in the U.S.

•	Simplified the organization as part of Phase I of the Indivior Action Agenda — Generate Momentum:

•

Initiated the optimization of the ROW business with plans to exit several non-U.S. markets, including the U.K., Ireland, Sweden, Israel, Finland and Italy. The Company will continue to own and operate its Fine Chemicals Plant in Hull, U.K. and will also continue to sell product and maintain operations in Canada, Australia and France, and sell product in Germany. These countries collectively represent 77% of forecasted ROW net revenue and 94% of forecasted ROW adjusted EBITDA.

•	Discontinued the sales and marketing support of OPVEE. Indivior will continue to distribute product upon request and meet all required contractual and regulatory obligations.

•	Restructured the R&D and Medical Affairs organizations, including the announced closure of three related locations.

•	Announced the intention to change the Company’s domicile from the U.K. to the U.S. and the establishment of a new U.S. parent company, Indivior Pharmaceuticals, Inc., once the redomicile is complete.

•	Expanded U.S. indexation with inclusion in the MSCI U.S. Indices (including the U.S. Small Cap Index) and the S&P Total Market Index.

•

Published results from a clinical trial in JAMA Network Open that found rapid SUBLOCADE induction had higher treatment retention rates compared to standard induction, particularly among fentanyl-positive participants.

Raising 2025 Financial Guidance:

•	Guidance assumes no material change in exchange rates for key currencies compared with 2024 average rates, notably USD/GBP and USD/EUR.

	Prior FY 2025 Guidance (7/31/25)	Revised FY 2025 Guidance
Net Revenue (NR)	$1,030 million to $1,080 million	$1,180 million to $1,220 million
SUBLOCADE NR	$765 million to $785 million	$825 million to $845 million
SUBOXONE Film NR	More moderated NR decline in FY 2025 reflecting pricing stabilization across the U.S. generic buprenorphine / naloxone sublingual film market participants	Moderate NR decline in FY 2025 reflecting category price stabilization
Non-GAAP Gross Margin*	Low to mid-80s % range	No change
Non-GAAP SG&A*	$500 million to $510 million	$510 million to $520 million
Non-GAAP R&D*	$85 million to $90 million	$75 million to $80 million
Adjusted EBITDA*	$275 million to $300 million	$400 million to $420 million

*	See reconciliation of non-GAAP measures beginning on page 8.

Financial Results for Third Quarter Ended September 30, 2025:

•

Total net revenue in Q3 increased 2% to $314m (Q3’24: $307m) at actual exchange rates (2% increase at constant exchange rates). Total SUBLOCADE Q3 net revenue was $219m, up 15% year-over-year and 5% versus Q2’25.

•

U.S. net revenue in Q3 of $267m increased 2% versus Q3’24. U.S. SUBLOCADE net revenue increased 14% to $203m versus Q3’24. The increase in U.S. net revenue was primarily driven by 8% volume growth in U.S. SUBLOCADE, which more than offset the decline in SUBOXONE Film due to generic competition, the decrease in OPVEE volumes, and the discontinuation of marketing and promotion for PERSERIS in July 2024.

•

ROW net revenue in Q3 increased 2% at actual exchange rates to $47m (no change at constant exchange rates). Growth in SUBLOCADE / SUBUTEX® Prolonged Release and SUBOXONE Film was partially offset by ongoing generic erosion of the legacy SUBUTEX (buprenorphine) tablet business. ROW Q3 SUBLOCADE net revenue was $16m at actual exchange rates, an increase of 21% versus Q3’24.

•	Gross margin in Q3 was 73% (Q3’24: 79%). Non-GAAP gross margin in Q3 was 84% (non-GAAP Q3’24: 82%).

•	SG&A expense in Q3 was $155m (Q3’24: $142m). Non-GAAP SG&A expense in Q3 of $127m was unchanged (non-GAAP Q3’24: $127m).

•

R&D expense in Q3 was $33m (Q3’24: $22m). Non-GAAP R&D expense in Q3 decreased 11% to $20m (Q3’24: $22m), reflecting the refocusing of the pipeline on existing Phase 2 OUD assets (INDV-2000 and INDV-6001).

•

Net income in Q3 was $42m and diluted EPS was $0.33 (Q3’24 net income $22m; diluted loss per share: $0.16). Non-GAAP net income in Q3 was $93m and non-GAAP diluted EPS was $0.72 (Q3’24 non-GAAP net income: $65m; non-GAAP diluted EPS $0.49). The increase in non-GAAP diluted EPS was primarily driven by the increase in non-GAAP net income and the reduction in shares outstanding.

•

Adjusted EBITDA in Q3 increased 14% to $120m ($105m Q3’24). The increase primarily reflects increased operating leverage driven by the year-over-year increase in net revenue over a lower operating expense base.

•	Cash and investments totaled $473m at the end of Q3’25, an increase of $125m compared to $347m at the end of 2024.

Conference Call and Webcast Details:

A live conference call and webcast presentation will be held on October 30, 2025, at 8:00 A.M. EDT (13:00 GMT). The details to access the conference call and webcast are below. Materials will be available on the Company’s website prior to the event at www.indivior.com.

The webcast link is: https://edge.media-server.com/mmc/p/gtkfqvez

Participants may access the presentation telephonically by registering with the following link (please cut and paste into your browser): https://register-conf.media-server.com/register/BI470cbb79a42846d5b6b180de536bbf66

(Registrants will have an option to be called back directly immediately prior to the call or be provided a call-in # with a unique pin code following their registration)

About Indivior

Indivior Pharmaceuticals works to help change patients’ lives by developing medicines to treat opioid use disorder (OUD). Our vision is that all patients will have access to evidence-based treatment for OUD and we are dedicated to transforming OUD from a human crisis to a recognized and treated chronic disease. Building on its portfolio of OUD treatments, Indivior has a pipeline of product candidates designed to expand on its heritage in this category. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.

Non-GAAP Financial Measures:

This announcement includes financial measures that are not defined by US GAAP, such as non-GAAP gross margin, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not a substitute for, or superior to, results presented in accordance with US GAAP. Non-GAAP results as presented by the Company are not necessarily comparable to similarly titled measures used by other companies. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results as reported in accordance with US GAAP. Management performs a quantitative and qualitative assessment to determine if an item should be considered for adjustment.

Non-GAAP financial measures adjust for non-recurring items and other items representing significant expenses or income that we believe do not reflect the Company’s ongoing operations or the adjustment of which may help with the comparison to prior periods. Non-recurring items and other adjustments are excluded from non-GAAP financial measures consistent with the internal reporting provided to management and the Directors. Examples of such items could include share-based compensation expense, income or restructuring and related expenses from the reconfiguration of the Company’s activities and/or capital structure, impairment of current and non-current assets, gains and losses from the sale of intangible assets, certain costs arising as a result of significant and non-recurring regulatory and litigation matters, and certain tax related matters. Beginning with our Q2 2025 financial release, adjusted EBITDA replaced non-GAAP operating income as a non-GAAP measure. The Company believes adjusted EBITDA may be useful to investors to understand the Company’s performance. In addition, the Company uses “Adjusted EBITDA” in its annual incentive plan in which all executive officers participate. Share-based compensation has been excluded from non-GAAP selling, general and administrative expenses, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA for the current period and prior period comparatives presented.

We have not provided the forward-looking U.S. GAAP equivalents for certain forward-looking non-U.S. GAAP metrics as a result of the uncertainty and potential variability of reconciling items. Accordingly, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K to exclude such reconciliations, as the reconciliations of these non-U.S. GAAP guidance metrics to their corresponding U.S. GAAP equivalents are not available without unreasonable effort.

Columns and rows within financial tables may not foot due to rounding. Percentages and per share data have been calculated using actual, non-rounded figures.

Important Cautionary Note Regarding Forward-Looking Statements:

This announcement contains certain statements that are forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, among other things, express and implied statements regarding: our financial guidance including with respect to net revenue, SUBLOCADE net revenue; SUBOXONE Film net revenue, non-GAAP gross margin, non-GAAP SG&A, non-GAAP R&D expense, and Adjusted EBITDA; expected annual operation expense savings; our plan to optimize our ROW business; our plan to change our domicile to the U.S.; and other statements containing the words “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “forecast,” “strategy,” “target,” “guidance,” “outlook,” “potential,” “project,” “priority,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and only express management’s beliefs regarding future results or events which, by their nature, are inherently uncertain and outside of management’s control or predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including: lower than expected future sales of our products; greater than expected impacts from competition; unanticipated costs including the effects of potential tariffs and potential retaliatory tariffs; whether we are able to identify efficiencies and fund additional investments that we expect to generate increased revenues, and the timing of such actions; failure to obtain necessary court and shareholder approval to change our domicile. For additional information about some of the risks and important factors that could affect our future results and financial condition, see “Important Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in Indivior’s Annual Report on Form 10-K filed March 3, 2025, our Forms 10-Q filed May 1, 2025 and July 31, 2025, and our other filings with the U.S. Securities and Exchange Commission.

We have based the forward-looking statements in this report on our current expectations and beliefs concerning future events. Forward-looking statements contained in this report speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether due to new information, or to reflect events or developments that occur after the date the statement was made.

For Further Information

Investors	Jason Thompson	VP, Investor Relations Indivior PLC	+1 804 402 7123 jason.thompson@indivior.com
Media	Cassie France-Kelly	VP, Communications Indivior PLC	+1 804 594 0836 Indiviormediacontacts@indivior.com

Indivior PLC

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$314	$307	$881	$889
Cost of sales	83	66	179	183

Gross profit	230	241	702	707

Selling, general and administrative	155	142	445	437
Research and development	33	22	76	76
Acquired in-process research and development	—	1	—	1
Litigation settlement	—	36	1	196
Other operating (income) expense, net	(1)	4	(1)	4

Operating income (loss)	43	35	181	(8)

Interest (income)[1]	(6)	(5)	(16)	(18)
Interest expense[1]	12	11	39	28

Income (loss) before income taxes	37	30	158	(18)

Income tax expense (benefit)[1]	(5)	8	50	(4)

Net income (loss)	$42	$22	$108	$(14)

[1]	Sign convention has been revised for all periods presented

Earnings (loss) per share
Basic	$0.34	$0.16	$0.87	$(0.11)
Diluted	$0.33	$0.16	$0.85	$(0.11)

Columns may not foot due to rounding. Per share data has been calculated using actual, non-rounded figures.

Indivior PLC

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated balance sheets

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$445	$319
Short-term investments	—	1
Accounts receivable, net of allowances of $2 (2025) and $3 (2024)	259	254
Inventories	155	167
Prepaid expenses	30	31
Current tax receivable	13	33
Other current assets	19	21

Total current assets	922	827

Long-term investments	28	27
Property, plant and equipment, net	124	100
Operating lease right of use assets, net	30	39
Goodwill and other intangible assets, net	2	6
Deferred tax assets	285	277
Other non-current assets	27	39

Total assets	$1,416	$1,316

Liabilities and shareholders’ deficit
Current liabilities
Accrued rebates and product returns	$613	$562
Accounts payable and accrued expenses	215	216
Accrued litigation settlement expenses, current	106	99
Current portion of long-term debt	18	18
Operating lease liabilities, current	10	10
Income taxes payable	4	7
Other current liabilities	—	11

Total current liabilities	965	924

Long-term debt, less current portion	304	315
Accrued litigation settlement expenses, non-current	300	365
Operating lease liabilities, non-current	24	32
Other non-current liabilities	30	18

Total liabilities	1,623	1,652

Shareholders’ deficit
Common stock, par value $0.50 per share Issued shares: 125 (2025) and 125 (2024)	62	62
Additional paid-in capital	109	90
Share repurchase commitment	—	(10)
Accumulated other comprehensive loss	(32)	(36)
Accumulated deficit	(346)	(443)

Total shareholders’ deficit	(207)	(337)

Total liabilities and shareholders’ deficit	$1,416	$1,316

Columns may not foot due to rounding.

Indivior PLC

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of cash flows

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$108	$(14)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	8	11
Amortization of right-of-use assets	7	8
Share-based compensation expense	21	18
Impairment of tangible and intangible assets	16	8
Unrealized loss on equity investments	1	7
Deferred income taxes	(8)	(30)
Acquired in-process research and development	—	1
Impact from foreign exchange movements	(2)	3
Other adjustments, net	2	—
Change in operating assets and liabilities	42	41

Net cash provided by operating activities	194	53
Cash flows from investing activities:
Purchases of property and equipment	(42)	(13)
Purchases of in-process research and development and intangible assets	(1)	(1)
Purchases of investments in debt securities	(14)	(14)
Sales and maturities of debt securities	14	88

Net cash (used in) provided by investing activities	(42)	61
Cash flows from financing activities:
Proceeds from the issuance of common stock	2	3
Cash paid for repurchases of common stock	(11)	(123)
Repayments of debt	(12)	(2)
Settlement of tax on equity awards	(3)	(20)

Net cash used in financing activities	(25)	(142)

Net increase (decrease) in cash and cash equivalents	128	(28)
Exchange differences	(1)	(1)
Cash and cash equivalents at beginning of period	319	316

Cash and cash equivalents at end of period	$445	$288

Columns may not foot due to rounding.

Indivior PLC

(Amounts in millions, except per share data and percentages)

(Unaudited)

Selected revenue and expense information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
US:
SUBLOCADE*	$203	$177	$561	$524
Sublingual & other	51	61	157	188
OPVEE[1]	8	15	8	15
PERSERIS[2]	6	8	19	31

Total U.S.	267	261	745	757
Rest of World	47	46	137	132

Net revenue	$314	$307	$881	$889

*Total SUBLOCADE net revenue	$219	$191	$604	$562
Selling, general and administrative expenses:
Selling and marketing	$62	$55	$209	$188
General and administrative	94	87	236	250

Total selling, general and administrative expenses	$155	$142	$445	$437

Columns may not foot due to rounding.

[1]	Discontinued sales and marketing support for OPVEE® during Q3 2025.
[2]	Marketing and promotion activities for PERSERIS were discontinued in July 2024.

Reconciliation of GAAP to non-GAAP financial information

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP gross profit	$230	$241	$702	$707
Adjustments within cost of sales
Manufacturing transition	2	—	4	—
Discontinuation of OPVEE sales and marketing	30	—	30	—
Discontinuation of PERSERIS marketing and promotion	—	10	—	42

Adjustments in cost of sales	33	10	34	42

Non-GAAP Gross Profit	$263	$251	$736	$749

Columns may not foot due to rounding.

We define non-GAAP gross margin % as non-GAAP gross profit divided by net revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP selling, general and administrative expenses	$155	$142	$445	$437
Adjustments within SG&A
Share-based compensation	6	6	21	18
Corporate initiative transition[1]	22	—	28	—
Discontinuation of PERSERIS marketing and promotion	—	9	—	12
Acquisition-related costs[2]	—	—	—	4
U.S. listing costs	—	—	—	4

Less: Adjustments in selling, general and administrative expenses	29	15	48	38

Non-GAAP selling, general and administrative expenses	$127	$127	$397	$400

Columns may not foot due to rounding.

[1]	Includes legal and consulting costs and expenses related to severance.
[2]	Non-recurring costs related to the acquisition and integration of the aseptic manufacturing site acquired in November 2023.

Indivior PLC

(Amounts in millions, except per share data and percentages)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP research and development expenses	$33	$22	$76	$76
Adjustments within R&D
Corporate initiative transition[1]	13	—	13	—

Less: Adjustments in research and development expenses	13	—	13	—

Non-GAAP research and development expenses	$20	$22	$63	$76

Columns may not foot due to rounding.

[1]	Includes expenses related to severance and impairment related to planned facility closures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP tax expense (benefit)	$(5)	$8	$50	$(4)
Tax on non-GAAP adjustments	(19)	(20)	(26)	(66)
Tax settlement[1]	(1)	—	32	—
Other tax non-GAAP adjustments	(4)	(2)	(2)	3

Less: Adjustments in tax expenses	(24)	(22)	5	(63)

Non-GAAP tax expense	$19	$31	$46	$60

Columns may not foot due to rounding.

[1]

Reflects an HMRC settlement which became probable during the second quarter, relating to aspects of prior years’ intercompany financing arrangements. The settlement is not expected to impact our future tax rates.

The 2025 YTD effective tax rate was 32% (2024 YTD: 21%). On a non-GAAP basis, the 2025 YTD effective tax rate was 18% (2024 YTD: 23%). We define Non-GAAP effective tax rate as Non-GAAP tax expense divided by Non-GAAP income before taxation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$42	$22	$108	$(14)

Adjustments in cost of sales	33	10	34	42
Adjustments in selling, general and administrative expenses	29	15	48	38
Adjustments in research and development expenses	13	—	13	—
Litigation settlement expenses	—	36	1	196
Adjustments in net other operating income	—	5	—	5
Adjustments in interest expense[1]	—	—	4	—
Adjustments in tax expenses	(24)	(22)	5	(63)

Non-GAAP net income	$93	$65	$213	$203

Non-GAAP diluted earnings per share	$0.72	$0.49	$1.68	$1.50

Shares used in computing diluted non-GAAP earnings per share	129	133	127	135

Columns may not foot due to rounding.

[1]	Reflects interest related to an HMRC settlement which became probable during the second quarter.

Indivior PLC

(Amounts in millions, except per share data and percentages)

(Unaudited)

Non-GAAP diluted earnings/(loss) per share

Management believes that non-GAAP diluted earnings/(loss) per share, adjusted for the impact of non-recurring items and other adjustments after the appropriate tax amount, may provide meaningful information on underlying trends to shareholders in respect of earnings per ordinary share. Weighted average shares used in computing non-GAAP diluted earnings per share are included in the table above. A reconciliation of GAAP net income to non-GAAP net income is included above.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as share-based compensation and other adjustments reflecting changes in our business that do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$42	$22	$108	$(14)
Interest (income)	(6)	(5)	(16)	(18)
Interest expense	12	11	39	28
Income tax expense (benefit)	(5)	8	50	(4)
Depreciation and amortization	2	4	8	11
Share-based compensation expense	6	6	21	18
Corporate initiative transition	35	—	41	—
Manufacturing transition	2	—	4	—
Discontinuation of OPVEE sales and marketing	30	—	30	—
Discontinuation of PERSERIS marketing and promotion	—	19	—	54
Acquisition-related costs	—	—	—	4
U.S. listing costs	—	—	—	4
Legal costs/provision	—	36	1	196
Impairment of equity investment	—	5	—	5

Adjusted EBITDA	$120	$105	$286	$284

Columns may not foot due to rounding.